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                                 SECURITIES AND EXCHANGE COMMISSION
                                       WASHINGTON, D.C. 20549
                                             ----------

                                              FORM 8-K
                                           Current Report
               Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                   Date of Report (date of earliest event reported): March 6, 2003

                              Bogen Communications International, Inc.
                        -----------------------------------------------------
                         (Exact Name of Registrant as Specified in Charter)

           Delaware                           0-22046                          38-3114641
-------------------------------      ------------------------      ---------------------------------
(State or Other Jurisdiction of      (Commission File Number)      (IRS Employer Identification No.)
        Incorporation)

                                          50 Spring Street,
                                      Ramsey, New Jersey 07446
                              ----------------------------------------
                              (Address of Principal Executive Offices)

                                           (201) 934-8500
                                   -------------------------------
                                   (Registrant's telephone number,
                                        including area code)

===================================================================================================

ITEM 9.  REGULATION FD DISCLOSURE.

         Bogen  Communications  International,  Inc. (the "Company"),  on March 6, 2003,  issued the following release:

                                        For Immediate Release
                                        ---------------------

               BOGEN REPORTS 2002 FOURTH QUARTER AND FISCAL YEAR END FINANCIAL RESULTS
               -----------------------------------------------------------------------

                         Full Year EPS Reaches $0.26; EBITDA Tops $5 Million
                         ---------------------------------------------------

                       Unified Messaging Revenues Grow Almost 50% During Year
                       ------------------------------------------------------

Ramsey, NJ, March 6, 2003 - Bogen Communications International, Inc., (NASDAQ: BOGN) ("Bogen") today announced results for the fourth quarter and year ended December 31, 2002.

SALES

Fourth  quarter net sales  climbed  16.6% to  $14,336,000  from  $12,292,000  in last year's  fourth quarter.  For all of 2002, net sales rose 3.4% to $59,077,000 from  $57,143,000 in 2001.  Separating its U.S. and European results, Bogen reported that:

o     U.S. sales for the fourth quarter of 2002 were 7.3% higher than in the fourth quarter of 2001, while for all of 2002, revenues rose 4.0% versus the prior year:

        o   Fourth quarter 2002 net sales showed an overall  increase from the comparable  period in
            2001, although there was significant  variation among the product lines. While Pro Audio was up by 35% and  Telco  was up by 23%,  Commercial  Audio  was down 9% and  Engineered
            Systems was down by 7%.

        o   Compared to the full year 2001, Telco rose 3% and Engineered Systems rose 11%, while Pro
            Audio fell 2% and Commercial Audio was down 1%.

o     At Speech Design, our European segment, 2002 fourth quarter sales in Euros rose 27.7% from the fourth quarter of 2001, but for all of 2002, sales in Euros were down 3.4% from 2001. Aided by a strong Euro exchange rate, in dollar terms,  fourth quarter 2002 sales  increased  43.6% and annual revenues rose 2.0%:

        o   The year over year fourth  quarter  sales  increase was entirely  driven by increases in
            Unified Messaging  revenues,  which offset a continuing decline in voicemail revenues as the European telecommunications recession continued.

o     For the year, Unified Messaging  revenues  continued to build, and in Euros and dollars,  rose approximately 50% in 2002 versus 2001.

GROSS MARGIN

The  Company's  overall  gross margin was 45.3% in the fourth  quarter of 2002, up from 45.0% in the fourth  quarter of 2001.  For all of 2002,  the gross  margin was 46.9%  versus  47.2% in 2001.  The variations primarily reflect changes in sales mix within each of the Company's segments.

o     U.S.  segment  gross  margins  declined in the fourth  quarter to 39.6% from 43.2% in the same period last year. For the year as a whole, U.S. segment margins declined to 42.7% in 2002 from
      43.6% in 2001 due to a combination  of factors such as product and sales mix and the effect of additional inventory reserves.

o     In Europe, fourth quarter 2002 gross margins rose to 57.9% from 50.0% last year. For 2002 as a whole,  margins in the European segment reached 57.0%, up from 55.7% in 2001, primarily due to the  increase of Unified  Messaging  sales that have  significantly  higher  margins  than the
      Voicemail line of business.

OPERATING & Other Expenses

Consolidated operating expenses totaled $6,467,000 for the fourth quarter of 2002 against $7,238,000 for the final  quarter of 2001.  This  decrease was largely due to a non-cash  charge of  $1,409,000 taken in the Company's U.S. segment during the fourth quarter of 2001,  reflecting the impairment of goodwill associated with certain Pro Audio acquired assets. Also, during the fourth quarter of 2001, the European  segment  incurred  restructuring  charges of $305,000,  primarily  associated with the
Voicemail  line  of  business.  Fourth  quarter  2001  operating  expenses  also  included  goodwill amortization  expense of $235,000.  The overall  decrease from fourth quarter 2001 to fourth quarter
2002 was offset by  increases in operating  expenses for both the U.S. and European  segments.  U.S.
General and  Administrative  expenses  increased  primarily due to restricted stock compensation and higher selling expenses related to the growth in revenues quarter over quarter. The European segment results reflect the effect of foreign currency exchange rate  fluctuations,  which increased overall operating expenses in U.S. dollars, and increased General and Administrative expenses.

For 2002, total consolidated operating expenses were $24,585,000,  down from $28,386,000 in 2001. Of the  $3,801,000  decrease,  $3,407,000  was driven by charges in 2001 for  goodwill  impairment  and restructuring,  $581,000 of write-offs of primarily  legal costs  previously  incurred in connection with the Company's  exploration of alternatives for enhancing  shareholder  value,  which included a possible separation of the U.S. and European segments, and for goodwill amortization.

U.S. segment operating expenses for the fourth quarter of 2002 totaled $3,711,000,  or 37.8% of U.S.
sales. Fourth quarter 2001 operating expenses of $4,685,000,  which included the goodwill impairment charge of $1,409,000 and goodwill  amortization,  were 51.3% of U.S.  sales.  For all of 2002,  U.S.
operating expenses were $14,885,000,  or 35.6% of sales, decreasing from $17,426,000,  or 43.3%, for
2001.  The 2001 figure  includes  $2,778,000  of goodwill  impairment  charges,  costs of  strategic alternatives, and goodwill amortization.

In the European segment,  fourth quarter 2002 operating expenses were $2,757,000,  or 60.8% of sales in 2002, versus $2,553,000,  or 80.9% of sales in 2001. The fourth quarter of 2001 included $305,000 of  restructuring  charges,  primarily  in the  segment's  Voicemail  business  line,  and  goodwill amortization.  Full  year  2002  operating  expenses  were  $9,701,000,  or 56.2% of  sales,  versus
$10,960,000,  or 64.7% of sales,  in 2001. The 2001 annual  operating  costs included  restructuring charges of $481,000 and goodwill  amortization.  The decrease as a percentage of sales  reflects the revenue increases in the fourth quarter and the year.

Income and Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")

(Certain of the following  income and earnings  information  is presented  before  interest,  taxes, depreciation, and amortization.)

The Company's  consolidated  net loss for the fourth quarter of 2002 was $9,000,  or $0.00 cents per diluted  share.  In the same  period of 2001,  the  Company  had a net loss of $956,000 or $0.10 per diluted share.  EBITDA for the fourth quarter of 2002 was $507,000 versus  $(1,024,000) for the same period of 2001.

For the full year 2002, the Company had net income of $1,999,000,  or $0.26 cents per diluted share.
In 2001, the Company had a net loss of $728,000,  or $0.07 per diluted share.  EBITDA was $5,157,000 in 2002 versus 2001's $ 1,419,000.

The U.S.  segment had operating income of $169,000 for the fourth quarter of 2002 compared to a loss of $734,000 for the fourth  quarter of 2001.  For all of 2002,  the segment had operating  income of
$2,947,000 versus $104,000 in 2001. The 2001 results include the non-cash goodwill impairment charge of $1,409,000,  taken in the fourth quarter, $581,000 in charges related to the investigation of our
strategic  alternatives,   taken  principally  in  the  third  quarter,  and  $788,000  of  goodwill amortization.

The  European  segment had an  operating  loss of  $138,000 in the fourth  quarter of 2002 versus an operating  loss of  $976,000  in the fourth  quarter of 2001.  For 2002,  the  segment  recorded  an operating  profit of $148,000  versus an  operating  loss of  $1,526,000  in 2001.  The 2001 results include $481,000 of restructuring  charges,  of which $305,000 was taken in the fourth quarter,  and
$148,000 of goodwill amortization.

COMMENTS BY JONATHAN GUSS

Bogen's Chief Executive Officer, Jonathan Guss, stated, "2002 proved to be a pivotal year for Bogen.
Despite the general recession, sales increased over 2001, while costs were kept under tight control.
As a result,  profits  recovered  sharply,  and significant cash was generated by the business.  Two accomplishments to note outside of normal operations include:

1)    Buying back  approximately  4.2 million  shares of stock during the third  quarter,  through a self-tender and a negotiated  purchase of two large shareholder  blocks. A substantial portion of the cash borrowed to facilitate the tender offer has already been repaid.

2)    Reducing working capital requirements, especially another large reduction in inventory.

"While demand for our U.S.-based  products has been on the road to recovery,  our voicemail business at Speech  Design  continues to suffer from the malaise  affecting  the European  telecommunications sector.  At this point we cannot  estimate  when the  European  demand for  telephone  switches  and associated peripherals such as voicemail, will recover.

"Even with the current  weakness  of  wireless  and fixed line  carriers,  we again  managed to grow significantly  our Unified  Messaging  sales,  both by deepening our key  partnership  with Deutsche
Telekom and by developing  new carrier  relationships.  We continue to believe that carrier sales of
Unified Messaging products and services is one of our most exciting growth and profit opportunities, and as 2003 goes forward, we intend to remain focused on this key area."

COMMENTS BY MICHAEL P. FLEISCHER

Michael P. Fleischer,  Bogen's President, stated, "We are obviously gratified by the strength of the
U.S.  results  over the course of 2002.  In  particular,  we note our  ability so far to increase or maintain revenue levels against a general industry  downward trend. We saw a new bout of weakness in demand  in the  fourth  quarter,  reflecting  a more  general  economic  hesitancy,  and will  watch conditions  carefully,  attempting  to match our cost  structure to the market.  Bogen  continues to demonstrate its ability to generate significant amounts of cash, and we will continue to operate the company toward that end."

ABOUT BOGEN

Bogen Communications International, Inc., based in Ramsey, New Jersey and Munich, Germany, develops, manufactures,  and markets telecommunications  peripherals,  sound processing equipment, and Unified
Messaging products and services. Bogen's products are sold to commercial,  industrial,  professional and institutional customers worldwide.

CONFERENCE CALL

Bogen's  management also plans to host a conference call at 12 noon Eastern Time on Thursday,  March
6, 2003, to discuss fourth quarter and year-end  results.  This  conference call will be distributed over  WWW.VCALL.COM.  Listeners may also visit the Company's  website:  WWW.BOGEN.COM at the Company
Info  section,  to access the  conference  call.  To listen to the live call please go to one of the websites at least 15 minutes early to register,  download and install any necessary  audio software.
If you are unable to listen  live,  the  conference  call will be archived  and can be accessed  for approximately 90 days at the websites.

Except for historical  information  contained herein, the statements made in this release constitute forward-looking  statements  that involve  certain risks and  uncertainties.  These  statements  are forward-looking in nature and involve a number of risks and uncertainties. Actual results may differ materially from these forward-looking statements.  Among the factors that could cause actual results to differ materially are the following:  competitive factors,  including the fact that the Company's competitors  are highly  focused and may have greater  resources  and/or name  recognition  than the
Company;  changes in  technology  and the  Company's  ability to develop or acquire  new or improved products and/or modify and upgrade its existing  products;  changes in labor,  equipment and capital costs; changes in access to suppliers and sub-contractors;  currency fluctuations; changes in United
States and foreign regulations  affecting the Company's  business;  future acquisitions or strategic partnerships;  implementation or termination of strategic initiatives or transactions;  availability of  sufficient  capital to finance  potential  acquisitions  on terms  satisfactory  to the Company;
general  business  and economic  conditions;  political  instability  in certain  regions;  employee turnover;  issues relating to the Company's information technology  infrastructure,  stability,  and performance;  and other factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, when filed, including, without limitations, under the section entitled
"Risk Factors" contained in Item 7 of the Annual Report,  and otherwise  described from time to time in the Company's  reports filed with the Securities and Exchange  Commission.  The Company wishes to caution readers not to place undue reliance on any such forward-looking  statements,  which are made pursuant to the Private  Litigation Reform Act of 1995 and, as such, speak only as of the date made.
The  Company  disclaims  any  intention  or  obligation  to  update or  revise  any  forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Bogen Communications International, Inc.
Maureen Flotard, CFO and VP-Finance
(201) 934-8500
www.bogen.com

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
            (In Thousands of Dollars, Except Share and Per Share Amounts)
                                                                                               December 31,
                                                                                          2002             2001
                                                                                      ------------     ------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                                 $ 5,379         $ 11,001
Marketable securities                                                                           -            3,970
Trade receivables (net of allowance for doubtful accounts of $462 and $471
    at December 31, 2002 and 2001, respectively)                                            5,787            5,819
Other receivables                                                                             370              172
Inventories, net                                                                           10,712           12,306
Prepaid expenses and other current assets                                                     571              519
Current deferred income taxes                                                               3,314            1,454
                                                                                      ------------     ------------
    TOTAL CURRENT ASSETS                                                                   26,133           35,241

Equipment and leasehold improvements, net                                                   3,152            3,746
Goodwill, net                                                                              15,344           15,189
Intangible assets, net                                                                        834              896
Deferred income taxes                                                                         289              590
Other assets                                                                                  181              145
                                                                                      ------------     ------------
    TOTAL ASSETS                                                                         $ 45,933         $ 55,807
                                                                                      ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Amounts outstanding under revolving credit agreements                                     $ 1,751            $ 973
Current maturities of capital lease obligations                                                 5              267
Accounts payable                                                                            2,386            1,910
Accrued expenses                                                                            5,834            4,376
Income taxes payable                                                                        1,004              104
                                                                                      ------------     ------------
    TOTAL CURRENT LIABILITIES                                                              10,980            7,630

Advances and notes payable to related parties                                                   -              120
Capital lease obligations                                                                       6               11
Minority interest                                                                             251              219
Other liabilities                                                                             122               81
                                                                                      ------------     ------------
    TOTAL LIABILITIES                                                                      11,359            8,061
                                                                                      ------------     ------------
STOCKHOLDERS' EQUITY:
Preferred stock - $.001 par value; 1,000,000 shares authorized; none issued
    and outstanding at December 31, 2002 and 2001                                               -                -
Common stock - $.001par value; 50,000,000 shares authorized; 5,217,743 shares issued and 5,214,171 shares outstanding at December 31, 2002, and 9,100,745 shares
    issued and 9,097,143 shares outstanding at December 31, 2001                                5                9
Additional paid-in-capital                                                                 29,599           45,565
Deferred compensation                                                                        (489)               -
Retained earnings                                                                           5,589            3,590
Accumulated other comprehensive loss                                                          (98)          (1,386)
Treasury stock at cost - 3,572 shares at December 31, 2002 and 2001                           (32)             (32)
                                                                                      ------------     ------------
    TOTAL STOCKHOLDERS' EQUITY                                                             34,574           47,746
                                                                                      ------------     ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 45,933         $ 55,807
                                                                                      ============     ============

                      BOGEN COMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands of Dollars, Except Share and Per Share Amounts)

                                                            Three Months Ended                     Fiscal Year Ended
                                                      December 31,     December 31,     December 31,    December 31,
                                                         2002             2001              2002            2001
                                                     ------------     -------------     ------------    ------------
                                                     (Unaudited)        (Unaudited)

Net sales                                               $ 14,336          $ 12,292         $ 59,077        $ 57,143
Cost of goods sold                                         7,838             6,764           31,397          30,178
                                                     ------------     -------------     ------------    ------------
    Gross profit                                           6,498             5,528           27,680          26,965

Operating expenses:
    Research and development                               1,000               652            3,968           3,756
    Selling, general and administrative                    5,386             4,589           20,353          21,052
    Amortization of goodwill                                   -               235                -             936
    Amortization of intangibles                               81                48              264             171
    Asset impairment                                           -             1,409                -           1,409
    Restructuring and other charges                            -               305                -           1,062
                                                     ------------     -------------     ------------    ------------
Income (loss) from operations                                 31            (1,710)           3,095          (1,421)

Other (income) expenses:
    Interest income                                           28              (102)            (183)           (472)
    Interest expense                                         (23)               33              129             122
    Minority interest of consolidated subsidiaries             9               (96)              31             (96)
    Other income, net                                         25               124             (137)             68
                                                     ------------     -------------     ------------    ------------
Income before income taxes                                    (8)           (1,669)           3,255          (1,043)

Income tax expense                                             1              (713)           1,256            (315)
                                                     ------------     -------------     ------------    ------------

Net income (loss)                                           $ (9)           $ (956)         $ 1,999          $ (728)
                                                     ============     =============     ============    ============

Net income (loss) per common share:
    Basic                                                $ (0.00)          $ (0.10)          $ 0.26         $ (0.07)
    Diluted                                              $ (0.00)          $ (0.10)          $ 0.26         $ (0.07)

Weighted average number of common shares outstanding:
    Basic                                              5,217,743         9,881,908        7,599,127      10,054,719
    Diluted                                            5,217,743         9,881,908        7,706,456      10,054,719

NOTES:
The Company adopted SFAS 142,"Goodwill and Other Intangible Assets", effective January 1, 2002. SFAS
142 requires that goodwill and intangible  assets with indefinite lives no longer be amortized.  For the three months ended December 31, 2001, Pro Forma loss from  operations  would have been $(1,475), loss  before  income  taxes would have been  $(1,434),  and net loss would have been  $(733),  after excluding goodwill  amortization.  The Pro Forma basic and diluted net loss per common share for the fourth  quarter of 2001 would have been $(0.07).  For the fiscal year ended  December 31, 2001,  Pro
Forma loss from operations would have been $(485),  loss before income taxes would have been $(107), and net income would have been $159, after excluding goodwill amortization.  The Pro Forma basic and and diluted net income per common share for the fiscal year ended December 31, 2001, would have been
$0.02.

                      BOGEN COMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
           RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
                                      AND AMORTIZATION (EBITDA)
                                      (In Thousands of Dollars)
                                             (Unaudited)

                                                          Three Months Ended               Fiscal Year Ended
                                                      December 31,   December 31,     December 31,    December 31,
                                                          2002          2001              2002           2001
                                                     -------------  -------------    --------------  -------------

Net income (loss)                                           $ (9)        $ (956)          $ 1,999         $ (728)
Adjustments:
    Income tax expense                                         1           (713)            1,256           (315)
    Interest expense                                         (23)            33               129            122
    Interest (income)                                         28           (102)             (183)          (472)
    Amortization of intangibles                               81             48               264            171
    Amortization of goodwill                                   -            235                 -            936
    Depreciation included in selling, general,
      and administrative expenses                            324            320             1,244          1,221
    Depreciation included in cost of goods sold              105            111               448            484
                                                     ------------   ------------     -------------   ------------
      Total adjustments to net income (loss)                 516            (68)            3,158          2,147
                                                     ------------   ------------     -------------   ------------
      EBITDA                                               $ 507       $ (1,024)          $ 5,157        $ 1,419
                                                     ============   ============     =============   ============

Earnings  before  interest,  taxes,  depreciation,  and  amortization  ("EBITDA")  is  an  important measurement  tool  used by the  Company  to gauge  and  assess  performance.  EBITDA  is a pro forma presentation  that  does not  meet the  standards  of the  Securities  and  Exchange  Commission  or accounting principles generally accepted in the United States of America.

                                             SIGNATURES

         Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Bogen Communications International, Inc.

                                                     By: /S/ Maureen A. Flotard
                                                        --------------------------------------------
                                                        Maureen A. Flotard
                                                        Chief Financial Officer

Dated:  March  7, 2003